Exhibit 10.2
THIRD AMENDMENT TO THE
DICK’S SPORTING GOODS SUPPLEMENTAL SMART SAVINGS PLAN
     WHEREAS, Dick’s Sporting Goods, Inc. (the “Company”) established the Dick’s Sporting Goods Supplemental Smart Savings Plan (the “Plan”) for the benefit of certain employees;
     WHEREAS, pursuant to Section 7.1 of the Plan, the Company reserves the right to amend the Plan; and
     WHEREAS, the Company wishes to amend the Plan to add a discretionary contribution to the plan and to make other clarifying changes.
     NOW THEREFORE, the Plan is amended effective as of January 1, 2008 as follows:
1.	Section 2.1 is amended in its entirety to read as follows:
2.1	Account

Account means the separate account established for recordkeeping purposes only for each Participant consisting of the Base Salary Deferral Account, the Incentive Bonus Award Deferral Account, the Quarterly Bonus Deferral Account, the Dick’s Matching Deferral Account and the Dick’s Discretionary Contribution Account.
2.	New Sections 2.12A and 2.12B are added to the Plan as follows:
2.12A	Dick’s Discretionary Contribution Account

Dick’s Discretionary Contribution Account means the separate account established by the Committee for recordkeeping purposes only to track Dick’s Discretionary Contribution Deferral Credits in the name of each Participant in accordance with Section 4.1 of the Plan. The Dick’s Discretionary Contribution Account may be divided further into sub-accounts in order to track the different vesting schedules that may apply to Dick’s Discretionary Contribution Deferral Credits.
2.12B	Dick’s Discretionary Contribution Deferral Credits

Dick’s Discretionary Contribution Deferral Credits means the amounts credited to a Participant’s Dick’s Discretionary Contribution Account in accordance with Section 4.6 of the Plan.
3.	Section 2.14 is amended in its entirety to read as follows:
2.14	Dick’s Matching Deferral Credits

Dick’s Matching Deferral Credits means the amounts credited to a Participant’s

Dick’s Matching Deferral Account in accordance with Section 4.4 of the Plan.

4.	A new Section 2.28A is added to the Plan as follows:
2.28A	Retirement
Retirement means a Separation from Service on or after the date the Participant attains age 65.
5.	Section 4.1 of the Plan is amended by adding the following new subsection (g):
(g)	amounts of Dick’s Discretionary Contribution Deferral Credits on the Participant’s behalf pursuant to Section 4.6 of the Plan.
6.	Section 4.3 is amended to add the following new subsection (f):
(f)	In the case of an ad hoc Dick’s Discretionary Contribution Deferral Credit described in Section 4.6, the Committee may permit the Eligible Employee to defer such compensation on or before the 30th day after the Eligible Employee obtains the legally binding right to the compensation, provided that the election is made at least 12 months in advance of the earliest date at which the forfeiture condition could lapse.
7.	A new Section 4.6 is added to the Plan as follows:
4.6	Dick’s Discretionary Contribution Credits

The Company shall have the discretion to make additional Dick’s Discretionary Contribution Deferral Credits to the Plan on behalf of any Participant. Dick’s Discretionary Contribution Deferral Credits shall be made in the complete and sole discretion of the Company and no Participant shall have the right to receive any Dick’s Discretionary Contribution Deferral Credits regardless of whether Dick’s Discretionary Contribution Deferral Credits are made on behalf of other Participants.

The Company also shall have the discretion to make an ad hoc Dick’s Discretionary Contribution Deferral Credit to the Plan on behalf of any Eligible Employee, but such compensation shall not be payable to the Eligible Employee unless the Eligible Employee continues to provide services for a period of at least 12 months from the date the Eligible Employee obtains a legally binding right to receive such compensation. In such a case, the election to defer such compensation may be made on or before the 30th day after the Eligible Employee obtains the legally binding right to the compensation, provided that the election is made at least 12 months in advance of the earliest date at which the forfeiture condition could lapse.

8.	Section 5.2 is amended in its entirety to read as follows:
5.2	Vesting of Dick’s Matching Deferral Account

A Participant shall become vested in the amounts credited to his or her Dick’s Matching Deferral Account in accordance with the vesting schedule set forth in the Dick’s Sporting Goods, Inc. Smart Savings 401(k) Plan. Notwithstanding the foregoing, a Participant’s Dick’s Matching Deferral Account shall become fully vested in the event of a Change in Control or in the event of the Participant’s Retirement, death or Disability.
9.	A new Section 5.3 is added to the Plan as follows:
5.3	Vesting of Dick’s Discretionary Contribution Deferral Account

A Participant shall become vested in amounts in the Participant’s Dick’s Discretionary Contribution Deferral Account in accordance with the vesting schedule determined by the Company in its sole discretion. Different vesting schedules may apply to different sub-accounts maintained within the Dick’s Discretionary Contribution Deferral Account. Notwithstanding the foregoing, a Participant’s Dick’s Discretionary Contribution Deferral Account shall become fully vested in the event of a Change in Control or in the event of the Participant’s Retirement, death or Disability; provided, however, that an ad hoc Dick’s Discretionary Contribution Deferral Account shall not vest in the event of the Participant’s Retirement if such Retirement occurs before the end of the 12-month period described in Section 4.6.
10.	Section 6.2(a) is amended by adding the following new paragraph to the end of that subsection:

The Committee may permit a Participant to make an election with respect to the time for distribution of amounts credited to his or her Dick’s Discretionary Contribution Deferral Account in accordance with the above or may set a default time and form of distribution at the time it makes the Dick’s Discretionary Contribution Deferral Credit.

11.	Section 6.8(a) is amended to read as follows:
(a)	Each Participant shall designate a beneficiary on the proper beneficiary form as prescribed by the Committee to receive the value of his or her Account in a single lump sum in the event of the Participant’s death.
12.	Section 8.4 is amended in its entirety to read as follows:
8.4	Taxes and Withholding

Employment taxes will be withheld as required on amounts deferred under this Plan.

     IN WITNESS WHEREOF, the Company has caused this Third Amendment to be executed this 16th day of May, 2008.

By:	Kathryn L. Sutter
Title: Senior Vice President of
Human Resources